EXHIBIT 12.1

                 CENTRAL POWER AND LIGHT COMPANY (CONSOLIDATED)
                       RATIO OF EARNINGS TO FIXED CHARGES
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1997
                            (Thousands Except Ratio)
                                   (Unaudited)


Operating Income                                                      $ 251,943

Adjustments:
  Income taxes                                                           59,982
  Provision for deferred income taxes                                    23,458
  Deferred investment tax credits                                        (4,728)
  Other income and deductions                                             3,359
  Allowance for borrowed and equity funds
    used during construction                                              3,728
                                                                       --------
        Earnings                                                      $ 337,742
                                                                       ========


Fixed Charges:
  Interest on long-term debt                                          $ 108,286
  Interest on short-term debt and other                                  20,536
                                                                       --------

        Fixed Charges                                                 $ 128,822
                                                                       ========


Ratio of Earnings to Fixed Charges                                         2.62
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